UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 25, 2023

SHARPLINK GAMING LTD.
(Exact name of registrant as specified in charter)

Israel	9200	98-1657258
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota  55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

____________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SBET	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2023 (the “Effective Date”), SharpLink Gaming Ltd., an Israel corporation (the “Company”), effected a 1-for-10 reverse share split of all of the Company’s share capital, including its ordinary shares, nominal value of NIS 0.06 per share (the “Reverse Stock Split”) and adopted amendments to its Memorandum of Association and Second Amended and Restated Articles of Association (the “M&AA”) in connection with the Reverse Stock Split. As previously reported in a Current Report on Form 6-K, the Company held an extraordinary general meeting of shareholders (the “Meeting”) on January 20, 2023, at which the Company’s shareholders approved amendments to the Company’s M&AA to effect a reverse stock split of the Company’s ordinary shares, nominal value NIS 0.06 per share by a ratio of up to and including 20:1, to be effective at the ratio and on a date to be determined by the Company’s Board of Directors (the “Board”). On April 17, 2023, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-10 on May 3, 2023 or any other date determined by the Chairman of the Board, and approved the corresponding amendments to the M&AA. On April 24, 2023, the Chairman of the Board determined to effect the Reverse Stock Split on April 25, 2023.

The Company undertook the Reverse Stock Split with the objective of meeting the minimum $1.00 per ordinary share bid requirement for maintaining the listing of its ordinary shares on The Nasdaq Capital Market. As a result of the Reverse Stock Split, the number of ordinary shares held by each shareholder of the Company automatically consolidated on a ten (old) ordinary share for one (new) ordinary share basis. On the Effective Date, the Company’s 26,881,144 ordinary shares issued and outstanding were reduced to approximately 2,688,114 ordinary shares issued and outstanding, and the total number of the Company’s authorized ordinary shares under its M&AA was reduced from 92,900,000 ordinary shares, nominal value NIS 0.06 per share, to 9,290,000 ordinary shares, nominal value NIS 0.60 per share. No fractional shares were issued in connection with the Reverse Stock Split, but fractions were rounded up or down to the nearest whole share (with half shares rounded down).

The Company’s ordinary shares began trading on a split-adjusted basis on The Nasdaq Capital Market on April 26, 2023, and will continue to trade under its existing symbol “SBET.” The new CUSIP number for the ordinary shares following the Reverse Stock Split is M8273L110.

The Company has retained its transfer agent, American Stock Transfer & Trust Company, to act as exchange agent for the Reverse Stock Split.  Shareholders of record as of the Effective Date in certificated form will receive a letter of transmittal providing instructions for the surrender of their pre-reverse split share certificates. Shareholders owning uncertificated book-entry shares or owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take any action in connection with the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s proxy statement for the Meeting, as Exhibit 99.2 to a Current Report on Form 6-K furnished with the U.S. Securities and Exchange Commission on December 8, 2022.

The foregoing description of the M&AA does not purport to be complete and is qualified in their entirety by reference to the M&AA, a copy of which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01    Regulation FD Disclosures.

On April 25, 2023, the Company issued a press release announcing the anticipated completion of the Reverse Stock Split. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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The information contained in this Item 7.01 and the accompanying exhibit is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and the accompanying exhibit shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of the Exhibit

3.1	Memorandum of Association of SharpLink Gaming Ltd.
3.2	Second Amended and Restated Articles of Association of SharpLink Gaming Ltd.
99.1	Press Release dated April 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING LTD

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: April 26, 2023

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